Exhibit 32.1

CERTIFICATION

In connection with the Annual Report of China XD Plastics Company Limited (the “Company”), on Form 10-K for the fiscal ended December 31, 2019 as filed with the Securities and Exchange Commission (“SEC”) on the date hereof (the “Report”), each of the undersigned, Jie Han, Chief Executive Officer of the Company and Taylor Zhang, Chief Financial Officer of the Company, certifies, pursuant to 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

(1) the Report fully complies, in all material respects, with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

June 1, 2020
	By:	/s/ Jie Han
Jie Han
Chief ExecutiveOfficer (Principal Executive Officer)

June 1, 2020
	By:	/s/ Taylor Zhang
Taylor Zhang
Chief Financial Officer (Principal Financial and Accounting Officer)